Exhibit (a)(3)

June 14, 2004

Dear NeighborCare Employee:

In order to keep you current on the latest news regarding Omnicare’s unsolicited proposal, I’m writing to let you know that today we officially rejected Omnicare’s tender offer to purchase NeighborCare for $30 a share. This is the third time our Board has unanimously rejected essentially the same offer at the same price.

Because Omnicare made a formal tender offer for our shares, our Board was required by law to respond formally. This morning we did so by filing a Schedule 14D-9 with the Securities and Exchange Commission detailing the Board’s many reasons for rejecting the offer. We have also scheduled a conference call at 1 p.m. this afternoon with investors, in which we will lay out the strength of our business plan and our vision for the future, and reemphasize our belief that aggressively executing on our business plan is the best course for NeighborCare.

In the meantime, our focus remains on running our business, executing on our business plan, and providing customers with the same support they have come to expect from us. Our ability to deliver on the plan we are laying out depends on all of us being focused on the business and meeting our customers’ needs. I am grateful for your continued hard work, dedication and support.

For those of you interested in listening to today’s investor presentation, a live webcast and replay will be available on our website. I have also attached a short list of questions and answers that provides some additional information for you, and which should be helpful in responding to any questions you may receive from our customers. As always, if you have any other questions, feel free to contact me or speak to your supervisor. I will continue to update you as new details emerge.

Sincerely,

John J. Arlotta
Chairman, President and Chief Executive Officer
NeighborCare, Inc.

Statements made in this document, our website and in our other public filings and releases, which are not historical facts contain “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may”, “target” and similar expressions. Such forward looking statements include, without limitation, statements regarding the effect of the spin-off on our operations, expected changes in reimbursement rates and inflationary increases in state Medicaid rates, expected bed count, expected SG&A expense, anticipated restructuring charges and estimates of timing and costs savings related to cost improvement initiatives. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; and an economic downturn or changes in the laws affecting our business in those markets in which NeighborCare operates. Our Business, operations or results could also be affected by the effects of Omnicare’s tender offer or its pendency on the company and it business, employees, customers and suppliers.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

NeighborCare has filed a solicitation/recommendation statement on Schedule 14D-9 regarding Omnicare’s tender offer. NeighborCare’s shareholders are strongly advised to read carefully NeighborCare’s solicitation/recommendation statement (including any amendments or supplements) regarding Omnicare’s tender offer, because it contains important information. Free copies of the solicitation/recommendation statement and the related amendments or supplements, which have been filed by NeighborCare with the Securities and Exchange Commission, are available at the SEC’s web site at www.sec.gov, or at the NeighborCare’s web site at www.neighborcare.com, and also by directing requests to NeighborCare’s information agent, MacKenzie Partners, Inc., at 1-800-322-2885.

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